UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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BEA Systems, Inc. (Name of Registrant as Specified In Its Charter)

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          As previously disclosed, on February 29, 2008, plaintiffs in a consolidated lawsuit pending in the Delaware Court of Chancery moved for a preliminary injunction enjoining the holding of the special meeting of stockholders of BEA Systems, Inc., scheduled to be held at 10:00 a.m., Pacific time, on Friday, April 4, 2008, to consider and vote on BEA’s proposed merger with Oracle Corporation. After a hearing on March 26, 2008, the Delaware Court of Chancery denied that motion.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about BEA that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the risk that Nasdaq may delist BEA’s common stock for failure to comply with any Nasdaq listing requirement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against BEA and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of BEA and Oracle; the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and the possibility that BEA may be adversely affected by other economic, business, and/or competitive factors. BEA is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in BEA's Form 10-K for the year ended January 31, 2007 that was filed with the Securities and Exchange Commission on November 15, 2007. Many of the factors that will determine the outcome of the subject matter of this release are beyond BEA’s ability to control or predict.

Important Additional Information Regarding the Merger.

In connection with the proposed merger, on March 3, 2008, BEA filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are strongly advised to read the definitive proxy statement as well as any other relevant documents filed with the SEC when they become available because they will contain important information about the merger and the parties to the merger.

Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by BEA at the SEC website at http://www.sec.gov. The definitive proxy statement and other documents filed by BEA with the SEC also may be obtained for free at BEA’s Internet website at www.bea.com/investors or by writing to BEA Systems, Inc., 2315 North First Street, San Jose, CA 95131, Attn: Investor Relations Department.

In connection with the special meeting of BEA stockholders to approve the adoption of the merger agreement, BEA mailed copies of the definitive proxy statement to BEA stockholders who are entitled to attend and vote at the special meeting.